                                                                      EXHIBIT 12

               STATEMENT SETTING FORTH DETAIL FOR COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES

                             (MILLIONS OF DOLLARS)

                                                                                    Year Ended December 31
                                                                        -----------------------------------------------
                                                                         1999      1998      1997      1996      1995
                                                                        -------   -------   -------   -------   -------
Income (loss) from continuing operations before income taxes...     A    $(104)     $  89     $ 456     $ 196     $ 618
Fixed charges:
  Interest expense, gross......................................            717        385       103        81        80
  Portion of rentals representative of interest................             55         35        19        22        20
                                                                         -----      -----     -----     -----     -----
     Total fixed charges before capitalized interest...........     B      772        420       122       103       100
  Capitalized interest.........................................             --         --         5        33         6
                                                                         -----      -----     -----     -----     -----
     Total fixed charges including capitalized interest........     C      772        420       127       136       106
                                                                         -----      -----     -----     -----     -----
Earnings (A+B).................................................     D      668      $ 509     $ 578     $ 299     $ 718
Ratio of earnings to fixed charges (D/C).......................            0.9        1.2       4.6       2.2       6.8
                                                                         =====      =====     =====     =====     =====